SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported)         February 25, 2004

        Kaire Holdings, Incorporated
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        (Exact Name of Registrant as Specified in its Charter)

        Delaware           0-21384          13-3367421
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        (State or Other Jurisdiction     (Commission         (IRS Employer
        of Incorporation)        File Number)         Identification No.)

        5520 Sespe Avenue, Suite D, Fillmore, California        93015
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        (Address of Principal Executive Offices)            (Zip Code)

        Registrant's telephone number, including area code: (805) 524-0024
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        (Former Name or Former Address, if Changed Since Last Report)

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Item 2. Acquisition or Disposition of Assets

On February 12, 2004 documents were drafted for the unwinding of the purchase of EnreMetrix which occurred on March 30, 2003. The terms call for 100% of the outstanding shares of EntreMetrix held by Kaire Holdings Incorporated to be exchanged for the two million five hundred thousand dollars ($2,500,000) note payable to Richard McKinley; and (ii) the two hundred fifty million (250,000,000) pre-split (1,250,000 post split) shares of common stock held by Richard McKinley. There are no outstanding liabilities on either side of this transaction. The executed documents were delivered on February 25, 2004.

EntreMetrix is a national provider of administrative employer and financial support services to small business throughout the country. EntreMetrix and Kaire Holding originally joined forces to capitalize on the cross marketing possibilities that exisited between the two industries. The cross marketing potential never materialized and by separating the management of each company will be able to focus on their own businesses. For the nine month period ending September 30, 2003, EntreMetrix reported $3,437,577 in revenue, $172,619 in gross profit and a ($156,985) net loss.

Item 7.     Exhibits

Exhibit No.	Exhibit

10.56	Stock Purchase Agreement

99	News Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 1, 2004  Kaire Holdings, Inc.

        By: /s/ Steven Westlund
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        Steven Westlund

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